Exhibit 99.2

February 12, 2014

Dear Fellow Shareholders:

We are forecasting double-digit revenue growth and 50% plus adjusted EBITDA growth in 2014. This growth is based on the growing popularity of IT Deal AlertTM, our new data analytics-based family of products, and continued 20% plus growth of international online revenues. It is important to note that we are not counting on a recovery in IT advertising spending. Based on conversations with our customers, we are planning on the assumption that marketing budgets have stabilized at 2013 levels, which is a step-down from the previous years. When IT spending recovers and marketing budgets start to grow again, we believe that the market share gains that we have made during this downturn will provide considerable upside.

2013 was marked by an unexpected slowdown in IT spending that forced our largest customers to reduce their marketing budgets. While this softness adversely affected our topline, we were able to manage our expenses to maintain double-digit adjusted EBITDA margins. I’m proud to write that 2013 was our 10th consecutive year of positive adjusted EBITDA and cash flow.

Despite the macro IT challenges, the company stayed the course and continued to invest in new products and expansion of our international operations. Those investments are paying off. Our optimism regarding those efforts is one of the reasons that we were comfortable investing $48 million to repurchase 9.7 million shares in 2013.

Q4 2013 Results

Total Q4 2013 revenues decreased 6% to $23.7 million compared to Q4 2012. Q4 2013 online revenue decreased by 3% to $22.0 million compared to Q4 2012. Online revenues represented 93% of total Q4 2013 revenues. Q4 2013 events revenue decreased by 37% to $1.7 million compared to Q4 2012 and represented 7% of total Q4 2013 revenues.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to eliminate stock-based compensation) for Q4 2013 decreased 37% to $3.6 million compared to $5.8 million for Q4 2012.

Total gross profit margin for Q4 2013 was 72%, compared to 74% for Q4 2012. Online gross profit margin decreased slightly to 74% in Q4 2013, compared to 75% for Q4 2012. Events gross profit margin decreased to 54% for Q4 2013, as compared to 63% for Q4 2012.

International Update

International online revenues were up 23% in 2013 and represented approximately 30% of online revenues in 2013. This is the 5th consecutive year that International online revenues grew more than 20%. Our target is to maintain this 20% growth rate for several more years to come.

The migration of IT vendors’ international marketing budgets from offline vehicles to online is several years behind the US. As these budgets are re-allocated to online, we will benefit from our leadership position and our ability to leverage the strong partnerships we have with the largest IT vendors in the US. In Europe, we have had direct operations in the UK since 2009 and that business continues to develop nicely, posting better than 20% growth in 2013. We are optimistic about our prospects in the rest of Europe because we have only been direct in France since 2012 and in Germany, the largest IT market in Europe, since mid-2013. We also continue to add sales resources in APAC, including appointing our first APAC VP of Sales, a TechTarget veteran who recently relocated from our San Francisco office to Singapore. While our presence in Latin America is still relatively small, it is our fastest growing region.

IT Deal Alert Update

We continue to believe that IT Deal Alert offers us the opportunity to build a meaningful business around our proprietary IT purchase intent data. IT vendors admit that they still make too many of their sales and marketing decisions based on gut instinct. The trend is clear that sales and marketing management prefer using data to drive these decisions. We are uniquely positioned to benefit from this megatrend.

IT Deal Alert continues to gain traction in the market with over 100 customers using the service in Q4 2013, generating approximately $2.8 million in revenue in the quarter for a total of $4 million in 2013. As we scale this business, we are focused on 4 areas: 1. We want to continue to drive adoption among our customers; 2. We want to renew our existing IT Deal Alert customers at a high rate; 3. As most companies are still testing the service within one technology segment, we want them to eventually buy multiple segments; 4. Our long term strategy is to migrate our customers, who are currently buying this service quarterly, to buy the service as an annual subscription. While it is too early to draw firm conclusions from our results against these 4 efforts, we are encouraged by the early progress we have made.

Most of the success in Q4 was driven by our customer’s adoption of IT Deal Alert: Qualified Sales Opportunities, the “full-service” offering that we launched in Q3 2013. In the next few weeks, we will be announcing a major refresh of our “self-service” offering that we originally launched in early 2013. We think this product has the potential to provide meaningful growth in the second half of 2014 and 2015.

In regards to numbers, we expect Q1 2014 IT Deal Alert revenues will grow 20% sequentially from Q4 2013. While it is difficult to forecast the revenue ramp of new products, we are comfortable that IT Deal Alert revenues will at least triple in 2014 as compared to 2013.

Balance Sheet

The Company’s balance sheet remains strong. The Company has $34 million in cash and investments and no debt.

Q1 2014 Guidance

In Q1 2014, we are forecasting our return to growth. We expect online revenues will be up between 5% and 10% versus the same period a year ago. For 2014, we expect online revenues will grow in the double-digits. Due to the inherent operating leverage in our business model, we forecast that this revenue growth will translate into at least 50% growth in adjusted EBITDA.

We expect overall revenues in Q1 of 2014 to be between $20.1 and $21.2 million. We expect online revenues to be between $19.3 and $20.3 million. We expect event revenues to be between $.8 and $.9 million. We expect adjusted EBITDA to be between break-even and $1.0 million.

Summary

We look forward to returning to growth in 2014. While we remain cautious about the general health of the IT market, we are very excited about the opportunity that our proprietary purchase intent data provides to build a meaningful business on top of our core online marketing business. In addition, we are confident in our ability to continue to grow our international business. As always, we remain focused on carefully managing expenses, investing appropriately, expanding margins and maintaining healthy cash flow to drive shareholder returns.

Sincerely,

Greg Strakosch

Chairman, CEO and Co-Founder

Forward Looking Statements

Certain matters included in this Letter to Shareholders may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this Letter to Shareholders, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this Letter to Shareholders and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.